UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 20, 2017

PROTEON THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36323	20-4580525
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 West Street

Waltham, MA 02451

(Address of principal executive offices) (Zip Code)

(781) 890-0102

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Introductory Comment

Throughout this Current Report on Form 8-K, the terms “we,” “us,” “our” and “Company” refer to Proteon Therapeutics, Inc.

Item 5.07	Submission of Matters to a Vote of Security Holders

(a) The Company’s annual meeting of stockholders was held on June 20, 2017.

(b) The stockholders elected all of the Company’s nominees for directors and ratified the appointment of Ernst and Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017. The tabulation of votes for each proposal is as follows:

Proposal 1 - Election of Directors

	For	Withheld	Broker Non-Votes
Scott A. Canute	11,017,667	226,380	4,124,217
Tim Haines	11,019,212	224,835	4,124,217

Proposal 2 - Ratification of Independent Registered Public Accounting Firm

For	Against	Abstentions
15,329,819	15,079	23,366

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 26, 2017

Proteon Therapeutics, Inc.

By:	/s/ Timothy P. Noyes
Name:	Timothy P. Noyes
Title:	President & Chief Executive Officer